As filed with the Securities and Exchange Commission on August 12, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GSI COMMERCE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	04-2958132
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
GSI Commerce, Inc.
935 First Avenue
King of Prussia, PA 19406
(610) 491-7000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Arthur H. Miller
Executive Vice President and General Counsel
GSI Commerce, Inc.
935 First Avenue
King of Prussia, PA 19406
Telephone: (610) 491-7000
Facsimile: (610) 265-1730
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:

Francis E. Dehel, Esquire	Andrew J. Pitts, Esquire
Melissa Palat Murawsky, Esquire	Cravath, Swaine & Moore LLP
Yelena Barychev, Esquire	Worldwide Plaza
Blank Rome LLP	825 Eighth Avenue
One Logan Square	New York, NY 10019
Philadelphia, PA 19103	Telephone: (212) 474-1000
Telephone: (215) 569-5500	Facsimile: (212) 474-3700
Facsimile: (215) 832-5532
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-161001
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

				Proposed	Proposed
				maximum	maximum	Amount of
Title of each class of	Amount to be			offering price	aggregate	registration
securities to be registered	registered			per unit	offering price	fee
Common stock, par value $0.01 per share, to be issued and sold by the registrant	2,127,500	(1	)(2)	$17.00 (3)	$36,167,500 (3)	$2,019

(1)	This registration statement also covers the Preferred Stock Purchase Rights issuable in accordance with the Rights Agreement, dated as of April 3, 2006, between the registrant and American Stock Transfer & Trust Company, as Rights Agent, which are presently attached to and trade with the common stock of the registrant.

(2)	The 2,127,500 shares of common stock being registered under this Registration Statement are in addition to 11,500,000 shares of common stock registered pursuant to the Registration Statement on Form S-3 (File No. 333-161001) and represent additional shares offered by the registrant, including 277,500 shares issuable upon exercise of the overallotment option granted to the underwriters.

(3)	Based on the public offering price per share.
Pursuant to Rule 462(b) under the Securities Act of 1933, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

EXPLANATORY NOTE
This Registration Statement relates to the public offering of common stock of GSI Commerce, Inc. contemplated by a Registration Statement on Form S-3 (SEC File No. 333-161001), as amended (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “Commission”) on August 12, 2009. This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3 solely to increase the number of shares to be offered in the public offering by the registrant by 2,127,500 shares. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement. The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.
     All exhibits filed with or incorporated by reference in Registration Statement No. 333-161001 are incorporated by reference into, and shall be deemed part of, this registration statement, in addition to the following exhibits, which are filed herewith.

Exhibit No.	Description of Exhibit
5.1	Opinion of Blank Rome LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signatures page of the Registration Statement on Form S-3 (File No. 333-161001) filed with the Commission on August 4, 2009 and incorporated herein by reference).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of King of Prussia, Commonwealth of Pennsylvania, on the 12th day of August, 2009.

GSI COMMERCE, INC.
By:	/s/ Michael G. Rubin
	Name:	Michael G. Rubin
Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael G. Rubin Michael G. Rubin	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 12, 2009
/s/ Michael R. Conn Michael R. Conn	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 12, 2009
* M. Jeffrey Branman	Director	August 12, 2009
* Michael J. Donahue	Director	August 12, 2009
* Ronald D. Fisher	Director	August 12, 2009
* John A. Hunter	Director	August 12, 2009
* Mark S. Menell	Director	August 12, 2009
* Jeffrey F. Rayport	Director	August 12, 2009
* Lawrence S. Smith	Director	August 12, 2009
* Andrea M. Weiss	Director	August 12, 2009

* By:	/s/ Michael G. Rubin Michael G. Rubin
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of Blank Rome LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signatures page of the Registration Statement on Form S-3 (File No. 333-161001) filed with the Commission on August 4, 2009 and incorporated herein by reference).